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                                                                         (j)(1)

                          HARDING, LOEVNER FUNDS, INC.
                               POWER OF ATTORNEY

         The undersigned directors of Harding, Loevner Funds, Inc. (the "Fund"), each hereby individually constitute and appoint Richard Reiter, Vice President; Puran Dulani, Treasurer and Chief Financial Officer; Brendan J. O'Neill, Assistant Treasurer; Lori Renzulli, Chief Compliance Officer of Harding Loevner, LLC, the Fund's investment adviser; Donna Rogers, Chief Compliance Officer of the Fund; Francine S. Hayes, Secretary; Brian C. Poole, Assistant Secretary; and each of them severally, acting alone without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any and all registration statements of the Fund on Form N-1A, and any amendments or supplements thereto (including, without limitation, post-effective amendments), and to file the same, with the U.S. Securities and Exchange Commission, or any state regulatory agency or authority, together with any exhibits thereto and other documents in connection therewith, that may be necessary or advisable to enable the Fund and such registration statement to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, any rules and regulations and requirements of the U.S. Securities and Exchange Commission in respect thereof, which amendments may make such changes in such registration statement as the aforesaid attorney-in-fact executing the same shall deem appropriate. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Fund concerning the filings and actions described herein.


         This power of attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date indicated below.

SIGNATURE                          TITLE

/s/ David R. Loevner               Director and President
--------------------
David R. Loevner

/s/ Jennifer M. Borggarrd          Director
-------------------------
Jennifer M. Borggarrd

/s/ William E. Chapman, II         Director
--------------------------
William E. Chapman, II

/s/ R. Kelly Doherty               Director
--------------------
R. Kelly Doherty

/s/ Charles Freeman                Director
-------------------
Charles Freeman

/s/Jane A. Freeman                 Director
------------------
Jane A. Freeman

/s/ Samuel R. Karetsky             Director
----------------------
Samuel R. Karetsky

/s/ Eric Rakowski                  Director
-----------------
Eric Rakowski

/s/ Raymond J. Clark               Director
--------------------
Raymond J. Clark